EXHIBIT 10.1


                      PRODUCT LICENSING AND LOAN AGREEMENT

         This PRODUCT LICENSING AND LOAN AGREEMENT(this "AGREEMENT") is made as of May 1, 2002 by and between Avanti Optics Corporation a Delaware corporation ("Avanti") and CyberOptics Corporation ("CyberOptics").

         WHEREAS, Avanti is engaged in the development of, and is the owner of, technology to facilitate the assembly of components for photonic communications systems, and intends to apply such technology to manufacture and sell photonics modules;

         WHEREAS, CyberOptics is engaged in the business of designing, manufacturing and marketing optical sensors and systems that enable increased quality and production in the electronics and semiconductor markets and has developed and owns intellectual property associated with such business;

         WHEREAS, Avanti was formed in part with technology and equipment initially under development and owned by CyberOptics and CyberOptics acquired a 19% equity interest in Avanti in consideration of the license of that technology and contribution of such equipment and other assets and agreements;

         WHEREAS, Avanti is in need of additional funding to continue its operations and development and CyberOptics is willing to provide that funding on the terms set forth in this Agreement and provided that CyberOptics has access to the manufacture and marketing of photonics manufacturing cells under development by Avanti; and

         WHEREAS, Avanti and CyberOptics each further desire to obligate themselves as set forth in this Agreement and to make the representations and warranties set forth in below, respectively, in connection with the transactions contemplated hereby.

         Accordingly, in consideration of the premises and the mutual promises herein set forth, and in consideration of the representations and warranties herein contained, the parties agree as follows.

                                   ARTICLE I.
                                   DEFINITIONS

                  Capitalized terms used in this Agreement shall have the meanings set forth in this Article I:

         Section 1.01 "Agreement" means this Product Licensing and Loan
Agreement.

         Section 1.02 "Alpha Prototype and Production Specification" means a complete, functioning bench version of the Photonics Assembly Station suitable for production of Photonic Devices or portions of Photonic Devices, together with the specifications for design and


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manufacture of an enhanced and finished version of such Photonics Assembly
Station that is suitable for commercial production.

         Section 1.03 "Avanti" means Avanti Optics Corporation, a Delaware corporation having its principal offices at 13755 First Avenue North, Minneapolis, MN 55441, facsimile 763-398-2021.

         Section 1.04 "Avanti Optical Module" means an assembly (typically treated as a subassembly in later steps) consisting of an Optical Component (typically held by an optical component mount) mounted with a defined alignment to a relative reference in such a fashion that key positional characteristics of the Optical Component are located with great precision relative to registration features (preferentially kinematic mounting features) on the relative reference and that is designed to mate with compatible registration features on substrates, optical circuit boards or other mounting media without the need for active alignment.

         Section 1.05 "Avanti Surface Mount Optics" means the methods developed by Avanti for alignment of Optical Components resulting in Optical Modules that have a defined optical characteristic relative to a fixed reference.

         Section 1.06 "Avanti Surface Mount Intellectual Property" means all those inventions and trade secrets developed by Avanti, or that may hereafter be developed or acquired by Avanti, relating to, or necessary or useful in, the Avanti Surface Mount Optics

         Section 1.07 "Automated Photonics Assembly System" means any Photonics Device assembly station or tool that produces all, or a defined part, of such Photonics Device without human intervention and that incorporates robotic capture, transport and placement of components with throughput at least equivalent to the throughput of pick and place machines used as of the date of this Agreement for the placement of surface mount electronic components.

         Section 1.08 "Closing" shall have the meaning assigned to it in Section 2.02.

         Section 1.09 "Cost of Goods Sold" means the fully-burdened cost of manufacture, production, shipment and installation of products giving rise to revenue, including, without limitation, direct and indirect labor costs (including benefits), cost of material (including cost of procurement, warehouse and recordation of new materials and finished goods) manufacturing overhead and packaging and incoming freight costs, all in accordance with generally accepted accounting principles. Cost of Goods sold pre-production will be based on engineering estimates of recurring costs to be provided by CyberOptics to Avanti.

         Section 1.10 "CyberOptics" means CyberOptics Corporation, a Minnesota corporation having its principal office at 5900 Golden Hills Drive, Golden Valley, MN 55416, facsimile (763) 542-5117.

         Section 1.11 "CyberOptics Module and Device Intellectual Property" means any and all of (a) the patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, (b) the works of expression protectable under 17 U.S.C. ss.401 et seq., (c) CyberOptics proprietary procedures and information that derive their value by not being generally known, including any proprietary


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know-how necessary to implement any of the foregoing, and any other intellectual property for which CyberOptics claims protection, in each case that are owned, controlled or otherwise licensable on an exclusive basis by CyberOptics, or that are hereafter designed, created or acquired by or on behalf of CyberOptics, and that are used or useful in the design, development, manufacturing, marketing or sale of Avanti Optical Modules or in the attachment, active alignment, or securing of Avanti Optical Modules into Photonics Devices (including without limitation matters relating to the design of Avanti Optical Modules and Photonics Devices and the attachment, active alignment, or securing of Optical Components into Avanti Optical Modules).

         Section 1.12 "Loan Documents" means the Note, the Security Agreement and the exhibits to the Note and Security Agreement.

         Section 1.13 "Note" means the promissory note from Avanti to CyberOptics substantially in the form of the attached Exhibit A.

         Section 1.14 "Optical Component" means an object configured to interact with light so as to either modify the light (such as a lens, grating, fiber, mirror, etc.) or to transduce light into electricity (such as a photodiode) or electricity into light (such as a laser or LED).

         Section 1.15 "Photonics Assembly Station" means any Photonics Device assembly station or tool, that requires some form of human intervention for the production of each Photonics Device or portion of a Photonics Device or that, regardless of such intervention, does not use full, three-axis robotic capture, transport and placement of components with throughput at least equivalent to the throughput of pick and place machines used as of the date of this Agreement for the placement of surface mount electronic components.

         Section 1.16 "Photonics Assembly Station Assets" means all assets relating to the Photonics Assembly Station, including, without limitation, all bills of materials, drawings, software source code and design documentations, performance specifications, vendor sourcing, design documentation, architecture documentation, and other technical information owned or possessed by Avanti, relating to the manufacture, assembly, quality control and testing of any Photonics Assembly Station.

         Section 1.17 "Photonics Assembly Station Intellectual Property" means any and all of (a) the patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, (b) the works of expression protectable under 17 U.S.C. 401 et seq., and (c) Avanti proprietary procedures and information which derive their value by not being generally known; including any proprietary know-how necessary to implement any of the foregoing, or any other intellectual property for which Avanti claims protection, in each case which are owned, controlled or otherwise licensable on an exclusive basis by Avanti, or that are hereafter designed, created or acquired by or on behalf of Avanti and that provide Avanti any of the rights necessary to take advantage of or necessary for manufacturing and developing a Photonics Assembly Station, but specifically not including the Avanti Surface Mount Intellectual Property.


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         Section 1.18 "Photonics Assembly Market" means (a) the business of designing, developing, manufacturing, using or selling equipment that assembles components and subassemblies for use in the optoelectronic telecommunications and data communications markets; and (b) the business of designing, developing, manufacturing, using or selling components and subassemblies for use in the optoelectronic telecommunications and data communications markets.

         Section 1.19 "Photonics Device" means an assembly comprised, at least partially, of one or more Avanti Optical Modules and a fixed reference (such as an optical circuit board), but which may include other components, both optical and electronic, to produce a device capable of performing a function in an optical communication or transmission system (such as a wave length multiplexor)
..

         Section 1.20 Prohibited Transaction means any of the transactions prohibited by the covenants contained in Section 6.10 to 6.20 of this Agreement.

         Section 1.21 "Purchase Price" shall have the meaning assigned to it in
Section 2.01.

         Section 1.22 "Right of First Refusal" means the exclusive right of CyberOptics to contract with Avanti or a customer of Avanti for development of a commercially marketable form of the Photonics Assembly Station and for the manufacture and sale of such Photonics Assembly Station to Avanti or the customer set forth in Section 3.03.

         Section 1.23 "Security Agreement" means the security agreement in the form of the attached Exhibit C.

                                  ARTICLE II.
                   PURCHASE AND SALE OF THE NOTE AND WARRANT.

         Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing Avanti shall issue and sell the Note and Warrant to CyberOptics, and CyberOptics shall purchase the Note and Warrant from Avanti, at a purchase price of $1,500,000 (the "Purchase Price").

         Section 2.02 The Closing. The issuance of the Note and the Warrant to CyberOptics shall take place concurrently with the execution of this Agreement at the offices of CyberOptics or at such other time and place as Avanti and CyberOptics shall agree (which time is referred to herein as the "Closing").

         Section 2.03 Closing Deliveries. At the Closing,

                  (a) Avanti shall deliver to CyberOptics the Note, made payable to CyberOptics in the aggregate principal amount of $1,500,000;

                  (b) Avanti shall deliver to CyberOptics the Warrant in the form set forth in Exhibit B:


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                  (c)      Avanti shall deliver to CyberOptics an executed copy
                           of the security Agreement in the form set forth in Exhibit C, together with executed copies of the assignment of patents and patent rights attached as exhibits thereto;

                  (d) CyberOptics shall deliver to Avanti the Purchase Price of the Note and Warrant.

                                  ARTICLE III.
                       RIGHT OF FIRST REFUSAL AND LICENSES

         Section 3.01 Best Efforts to Develop Alpha Prototype. Avanti agrees to use its best efforts to complete development of an Alpha Prototype and Production Specification on or prior to April 30, 2003. Avanti agrees that it will complete the Alpha Prototype and Production Specification before it devotes any significant resources to an Automated Photonics Assembly System.

         Section 3.02 Commercially Reasonable Efforts to Market. Avanti agrees to use its commercially reasonable efforts to promote, and to locate a customer in the Photonics Assembly Markets interested in purchasing, the Photonics Assembly Station on or prior to April 30, 2003. Avanti shall notify CyberOptics of any leads for potential customers interested in developing or using a Photonics Assembly Station and CyberOptics shall cooperate in promoting Avanti's technology to such potential customer and shall assist Avanti in negotiating a contract or commitment from a customer interested in acquiring a Photonics Assembly Station based on the Alpha Prototype and Production Specification ( any such contract or commitment relative to a specific Alpha Prototype and Production Specification being hereafter referred to as a "Proposal") .

         Section 3.03 Right of First Refusal.

                  (a) PROHIBITION ON LICENSE. Avanti shall not license the Photonics Assembly Station Intellectual Property or the Avanti Surface Mount Intellectual Property to any other person, entity or organization, or provide assistance to the same, for the development, marketing, manufacture or sale of a Photonics Assembly Station until after expiration of CyberOptics Right of First Refusal in accordance with
                           Section 3.03(c). After expiration of the Right of First Refusal with respect to any individual Proposal, Avanti may license the Photonics Assembly Station Intellectual Property and the Avanti Surface Mount Intellectual Property, and provide assistance, for the development, manufacture, marketing, distribution and sale of a commercially marketable Photonics Assembly Station developed and sold in accordance with the Proposal. Upon expiration of the Right of First Refusal with respect to all Proposals, the limitations of this subsection 3.03(a) shall expire.

                  (b) RIGHT OF FIRST REFUSAL. Until expiration of the Right of First Refusal in accordance with subsection (c), Avanti shall promptly notify CyberOptics upon negotiation or receipt by Avanti of any Proposal. Such notification shall be accompanied by a copy of the Alpha Prototype and Production Specification and by immediate access to the Photonics Assembly Station Intellectual Property and


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                           Photonics Assembly Station Assets, and such personnel
                           of Avanti as CyberOptics shall reasonably request, so that CyberOptics may evaluate the Proposal. CyberOptics shall have the right of first refusal
                           (the "Right of First Refusal") to contract with Avanti or the customer, or both, for the development of a commercially marketable form of the Photonics Assembly Station and for the manufacture and sale of such Photonics Assembly Station to Avanti or the customer. CyberOptics shall exercise such Right of First Refusal by notifying Avanti in writing within 45 days of receipt of the Proposal and all supporting documentation.

                  (c) EXPIRATION OF RIGHT OF FIRST REFUSAL. The Right Of First Refusal set forth in this Section 3.03 shall expire with respect to any individual Proposal (a "Passed Proposal") in the event that (i) the Proposal is submitted to CyberOptics in accordance with subsection (b) and includes pricing to CyberOptics consistent with Section 3.05 and CyberOptics fails to exercise its Right of First Refusal within 45 days of receipt of such Proposal, or (ii) CyberOptics abandons development of the Photonics Assembly Station specified in the Proposal after exercising the Right of First Refusal. After such expiration of the Right of First Refusal with respect to any specific Passed Proposal, Avanti shall be free to pursue development and introduction of a commercially available Photonics Assembly Station on the basis of such Passed Proposal or to contract with a third party for such development and introduction, and the exclusivity of the license granted to CyberOptics pursuant to Paragraph 3.04(a) below upon exercise of the Right of First Refusal with respect to any subsequent Proposal shall be subject to any rights exercised or granted by Avanti in connection with such Passed Proposal. In the event, however, that the Passed Proposal is materially changed in a manner advantageous to such third party prior to commencement of such development (or if such change was foreseeable at the time of such commencement), Avanti shall again offer the revised Passed Proposal to CyberOptics pursuant to the Right of First Refusal set forth in subsection (b). In the event that the Right of First Refusal expires with respect an individual Passed Proposal and Avanti subsequently develops a Proposal with respect to a Photonics Assembly Station having materially different specifications from the Passed Proposal (the "Second Proposal"), then CyberOptics shall have the Right of First Refusal pursuant to Paragraph (b) above and this Paragraph (c) with respect to the Second Proposal. In the event, however, that development of a commercial version of a Photonics Assembly Station is completed by a third party, and Avanti fails to exercise its Right of First Refusal with respect to the Second Proposal, the Right of First Refusal set forth in this Section 3.03 shall in all respects expire for all subsequent Proposals and CyberOptics' only right with respect to any subsequent Proposal shall be to be notified of the same and to be given the opportunity, to the extent not in conflict with CyberOptics' contractual obligations with others, to bid for the development of the first such new Proposal (but not more than one such new Proposal).

                  (d) OBLIGATIONS OF CYBEROPTICS. Provided that the Alpha Prototype and Design Specification has been completed by Avanti, if CyberOptics exercises its Right of


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                           First Refusal, CyberOptics shall be obligated to use
                           its commercially reasonable efforts to develop a beta prototype and then a commercial version of the Photonics Assembly Station; provided that nothing herein shall limit the ability of CyberOptics to abandon such development project if it determines, in its sole discretion, that it is not commercially feasible to complete such development or that such development would not result in a product with adequate margins and markets, considering such development costs, to justify development. Any intellectual property related to such development by CyberOptics (the "CyberOptics PAS Intellectual Property") shall be the property of CyberOptics, subject to the license set forth in Section 3.04.

         Section 3.04 LICENSE RIGHTS UPON EXERCISE.

                  (a) GRANT OF LICENSE. In the event that CyberOptics exercises the Right of First Refusal, and from and after such exercise Avanti shall grant, and effective upon such exercise hereby does grant, to CyberOptics:

                           (i) a worldwide, perpetual, non-transferable, fully paid-up license under the Photonics Assembly Station Intellectual Property to make, have made, use, offer for sale, sell and otherwise deal in all Photonics Assembly Stations which license shall be exclusive for five years after the date of exercise of the Right of First Refusal (except as otherwise provided in Paragraph 3.03(c) above) and nonexclusive thereafter; and

                           (ii)     to the extent necessary to develop,
                                    manufacture, market and sell, and allow its customers to use, the Photonics Assembly Station (but specifically not for the development, manufacture, marketing or sale of Avanti Optical Modules) a nonexclusive, worldwide, perpetual, nontransferable, fully paid-up license under the Avanti Surface Mount Intellectual Property;

                                    provided, however, that both such licenses shall terminate in the event that CyberOptics abandons development of the Photonics Assembly Station.

                  (b) NO WARRANTY. CyberOptics agrees that the licenses by Avanti to CyberOptics pursuant to Subsection 3.04(a) are "AS IS" and that, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER WITH RESPECT TO ANY INTELLECTUAL PROPERTY LICENSED HEREIN OR ANY OTHER GOODS OR SERVICES

         Section 3.05 License and Sale to Avanti.

                  (a) CyberOptics shall make available to Avanti, on commercially reasonable terms (which shall not include penalties for failure in CyberOptics' production), the right to purchase, market and sell any of the Photonics Assembly Stations that it


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                           has developed or as to which it has otherwise
                           acquired rights pursuant to Section 3.03. Avanti shall be entitled to purchase such Photonics Assembly Stations at a price of not more than 182% of CyberOptics' Cost of Goods Sold for such Photonics Assembly Station.

                  (b) CyberOptics hereby grants to Avanti a non-exclusive, worldwide, perpetual, transferable, fully paid-up license under the CyberOptics Module and Device Intellectual Property for purposes of designing, developing, manufacturing, assembling, marketing and selling Avanti Optical Modules, Photonic Devices, and Automated Photonics Assembly Systems. Upon request by Avanti, CyberOptics shall provide to Avanti reasonable access to the CyberOptics Module and Device Intellectual Property and related information.

                  (c) NO WARRANTY. Avanti agrees that the licenses by CyberOptics to Avanti pursuant to Subsection 3.05(b) are "AS IS" and that, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER WITH RESPECT TO ANY INTELLECTUAL PROPERTY LICENSED HEREIN OR ANY OTHER GOODS OR SERVICES.

         Section 3.06 License to Avanti Customers. In the event requested by Avanti, CyberOptics agrees to negotiate and license to such of Avanti's customers as desire to develop photonics assembly stations for their own internal use, the Photonics Assembly Station Intellectual Property and the CyberOptics PAS Intellectual Property on commercially reasonable terms (but AS IS and without any warranties, express or implied, with respect to the same), subject to a royalty payable to CyberOptics of not less than to 5% of the list price for a CyberOptics Photonics Assembly Station.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF AVANTI

         Avanti represents and warrants to CyberOptics that except as set forth in the Schedules to this Agreement:

         Section 4.01 Organization, Standing, Etc. Avanti is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Note and to perform its obligations under the Loan Documents. Avanti has no subsidiaries. Avanti (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of Avanti, and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude Avanti from enforcing its rights with respect to any


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assets or expose Avanti to any liability, which in either case would be material to Avanti taken as a whole.

         Section 4.02 Authorization and Validity. The execution, delivery and performance by Avanti of this Agreement, the Warrant and the Loan Documents have been duly authorized by all necessary corporate action by Avanti, and this Agreement constitutes, and the Note and the Warrant and other Loan Documents when executed will constitute, the legal, valid and binding obligations of Avanti, enforceable against Avanti in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 4.03 No Conflict; No Default. The execution, delivery and performance by Avanti of this Agreement and the Warrant and the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Avanti, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of Avanti, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Avanti is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. Avanti is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Avanti.

         Section 4.04 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Avanti to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Agreement.

         Section 4.05 Financial Statements and Condition. Avanti's financial statements at and for the year ended December 31, 2001 and at and for the three months ended March 31, 2002, as heretofore furnished to CyberOptics, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of Avanti as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, Avanti had no material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since March 31, 2002, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of Avanti.

         Section 4.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Avanti, threatened against or affecting Avanti or any of its properties before any


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court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Avanti, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Avanti taken as a whole or on the ability of Avanti to perform its obligations under the Loan Documents.

         Section 4.07 Environmental, Health and Safety Laws. There does not exist any violation by Avanti of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on Avanti or which would require a material expenditure by Avanti to cure. Avanti has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Avanti. Avanti does not have knowledge that it or its property will become subject to environmental laws or regulations during the term of this Agreement, compliance with which would have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Avanti .

         Section 4.08 ERISA. Avanti has caused its 401K plan and trust to be administered, managed and controlled in all respects in compliance with the Employee Retirement Income Security Act of 1974("ERISA") and the regulations adopted by the Department of Labor and the Internal Revenue Service pursuant thereto. Avanti has no other plan, policy or agreement governed by ERISA.

         Section 4.09 Title to Property; Leases; Liens; Subordination. Avanti has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by Avanti in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a lien, claim or encumbrance, except as set forth in Schedule 4.09. Avanti has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

         Section 4.10 Taxes. Avanti has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Avanti). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of Avanti in respect of taxes and other governmental charges are adequate and Avanti knows of no proposed material tax assessment against it or any basis therefor.


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         Section 4.11 Trademarks, Patents. Avanti possesses or has the right to use all of the Avanti Surface Mount Optics Intellectual Property, all of the Photonics Assembly Station Intellectual Property and all of the other patents, trademarks, trade names, service marks and copyrights, and applications therefore, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 4.12 Burdensome Restrictions. Avanti is not a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Avanti or on the ability of Avanti to carry out its obligations under any Loan Documents.

         Section 4.13 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.05 nor any other certificate, written statement, exhibit or report furnished by or on behalf of Avanti in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of Avanti to CyberOptics consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of Avanti, and Avanti has no reason to believe that such projections or forecasts are not reasonable.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF CYBEROPTICS

         CyberOptics hereby represents and warrants to Avanti that:

         Section 5.01 Organization and Standing. CyberOptics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

         Section 5.02 Authority. CyberOptics has corporate power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of such CyberOptics, enforceable against CyberOptics in accordance with its terms subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 5.03 Investment Intent. CyberOptics is acquiring and will hold the Note and Warrant and any shares of equity securities issued upon conversion of the Note or upon exercise of such Warrant (the "UNDERLYING SECURITIES") for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                  ARTICLE VI.
                               COVENANTS OF AVANTI


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


         Until the Note has been paid in full, unless CyberOptics shall otherwise consent in writing:

         Section 6.01 Patents and Other Intangible Rights. Avanti will apply for, or use commercially reasonable efforts to obtain assignments of or licenses to use, all patents, trademarks, trade names and copyrights which in the opinion of a prudent and experienced businessman operating in the industry in which Avanti is operating are desirable or necessary for the conduct and protection of the development, manufacture, marketing and sale of the Photonics Assembly Station. Without limiting the generality of the foregoing, Avanti shall use its commercially reasonable efforts to prepare, file and cause to be issued, patents covering the claims described in the attached Exhibit D and to prepare and file applications in such foreign jurisdictions as are reasonably necessary, in the opinion of CyberOptics, to protect the intellectual property in the principal markets in which the Photonics Assembly Stations will be sold. In the event that Avanti chooses not to file patents in a foreign jurisdiction that in the opinion of CyberOptics are necessary to protect the intellectual property in the principal markets in which the Photonics Assembly Stations will be sold, Avanti agrees that it will assign to CyberOptics the right to file such patents in CyberOptics' name.

         Section 6.02 Financial Statements and Reports. Avanti will furnish to
CyberOptics:

         (i) As soon as available and in any event within 60 days after the end of each fiscal year of Avanti, the financial statements of Avanti consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual financial statements, and in the event audited a copy of the report of the certified public accountants that rendered the audit report.

         (ii) As soon as available and in any event within 20 days after the end of each month, unaudited statements of income, for Avanti for such month and for the period from the beginning of such fiscal year to the end of such month, and a balance sheet of Avanti as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year.

         (iii) As soon as practicable and in any event within 45 days after the beginning of each fiscal year of Avanti, statements of forecasted income for Avanti for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of Avanti, together with supporting assumptions, as at the end of each fiscal month, all in reasonable detail and reasonably satisfactory in scope to CyberOptics.

         (iv) Immediately upon any officer of Avanti becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action Avanti proposes to take with respect thereto.

         (v) Immediately upon any officer of Avanti becoming aware of the occurrence of any Prohibited Transaction, a notice specifying the nature thereof and what action Avanti proposes to take with respect thereto.

         Section 6.03 Corporate Existence. Avanti will maintain its corporate existence in good standing under the laws of Delaware and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude Avanti from enforcing its rights with respect to any material asset or would expose Avanti to any material liability.

         Section 6.04 Payment of Taxes and Claims. Avanti shall file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like persons) which, if unpaid, might result in the creation of a lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as Avanti's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on Avanti's books in accordance with GAAP.

         Section 6.05 Inspection. Avanti shall permit any person designated by CyberOptics to visit and inspect at reasonable times during normal business hours, and upon reasonable notice, any of the properties, corporate books and financial records of Avanti, to examine and to make copies of the books of accounts and other financial records of Avanti, and to discuss the affairs, finances and accounts of Avanti with, and to be advised as to the same by, its officers at such reasonable times and intervals as CyberOptics may designate.

         Section 6.06 Maintenance of Properties. Avanti will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 6.07 Books and Records. Avanti will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 6.08 Compliance. Avanti will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of Avanti and Avanti is acting in good faith and with reasonable dispatch to cure such noncompliance.

         Section 6.09 Notice of Litigation. Avanti will give prompt written notice to CyberOptics of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Avanti or any property of Avanti or to which Avanti is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Avanti taken as a whole or on the ability of Avanti to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

         Section 6.10 Further Assurances. Avanti shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by CyberOptics. Avanti also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as CyberOptics may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto CyberOptics the rights granted now or hereafter intended to be granted to CyberOptics under any Loan Document or under any other instrument executed in connection with any Loan Document or that Avanti may be or become bound to convey, mortgage or assign to CyberOptics in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Avanti shall furnish to CyberOptics evidence satisfactory to CyberOptics of every such recording, filing or registration.

         Section 6.11 Merger. Unless it provides CyberOptics at least 15 days written notice and makes provision for payment as required by Section 3 of the Note, Avanti will not merge, consolidate or enter into any analogous reorganization or transaction with any person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

         Section 6.12 Disposition of Assets. Unless it provides CyberOptics at least 15 days written notice and makes provision for payment as required by
Section 3 of the Note, Avanti will not directly or indirectly, sell, license, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property or enter into any agreement to do any of the foregoing, except:

         (a) sale of finished goods inventory in the normal course of business;

         (b) dispositions of used, worn-out or surplus equipment, all in the ordinary course of business;

         (c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment; or

         (d) the license of the Avanti Surface Mount Intellectual Property or Photonics Assembly Station Intellectual Property in accordance with the terms of this Agreement, and in any event not substantially in their entirety.

         Section 6.13 Change in Nature of Business. Avanti will not make any material change in the nature of the business of Avanti, as carried on at the date hereof.

         Section 6.14 Subsidiaries. After the date of this Agreement, Avanti will not form or acquire any corporation which would thereby become a subsidiary.

         Section 6.15 Negative Pledges. Avanti will not enter into any agreement, bond, note or other instrument with or for the benefit of any person other than CyberOptics that would prohibit Avanti from granting, or otherwise limit the ability of Avanti to grant, to CyberOptics any lien on any assets or properties of Avanti.

         Section 6.16 Dividends or Distributions. Avanti will not pay any dividends, redeem, repurchase or make any other distribution with respect to any of its equity securities.

         Section 6.17 Capital Expenditures. Avanti will not make capital expenditures in an amount exceeding $10,000 in any fiscal year.

         Section 6.18 Investments. Avanti will not acquire for value, make, have or hold any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another person or any integral part of any business or the assets comprising such business or part thereto, except:

         (i)      Investments existing on the date of this Agreement.

         (ii) Travel advances to management personnel and employees in the ordinary course of business.

         (iii) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

         (iv) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank.

Any Investments under clauses (3), (4), (5) or (6) above must mature within one year of the acquisition thereof by Avanti.

         Section 6.19 Indebtedness. Avanti will not, incur, create, issue, assume or suffer to exist any indebtedness, except:

         (a)      the obligations under the Note.

         (b) current liabilities, other than for borrowed money, incurred in the ordinary course of business.

         Section 6.20 Liens. Avanti will not create, incur, assume or suffer to exist any lien, claim or encumbrance, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by Avanti, except:

         (a)      Liens granted to CyberOptics under the Loan Documents.

         (b) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Avanti.

         (c) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.04.

         (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.04.

         (e) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

         (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by Avanti in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by Avanti to provide collateral to the depository institution.

         (g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of Avanti.

         (h) The interest of any lessor under any capitalized lease entered into after the closing date or purchase money Liens on property acquired after the closing date; provided, that, (i) the indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such liens are limited to the property acquired and do not secure Indebtedness other than the related capitalized lease obligations or the purchase price of such property.

         Section 6.21 Contingent Liabilities. Avanti will not be guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, securities or dividends of any person, firm, association or corporation other than Avanti, except that Avanti may endorse negotiable instruments for collection in the ordinary course of business;.

                                  ARTICLE VII.
                             COVENANT OF CYBEROPTICS

         CyberOptics agrees that upon the completion of the Next Equity Financing (as such term is defined in the Note) and the automatic conversion of the Note (in accordance with the provisions of the Note), CyberOptics shall execute all agreements generally required to be executed by other investors in the Next Equity Financing.

                                 ARTICLE VIII.
                                  MISCELLANEOUS

         Section 8.01 Entire Agreement. This Agreement and the other documents required to be delivered pursuant hereto, if any, constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof.

         Section 8.02 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         Section 8.03 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within the State of Minnesota.

         Section 8.04 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         Section 8.05 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon transmission by facsimile during regular business hours (provided sender's confirmation of receipt is available), (ii) on the next business day if sent by overnight courier (provided sender's confirmation of receipt is available),
(iii) two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the intended recipient, at the address specified for such recipient in Article I hereof.

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in any manner herein set forth.

         Section 8.06 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any document or instrument contemplated hereby or referred to herein, the prevailing party or parties, as the case may be, shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party or parties may otherwise be entitled.

         Section 8.07 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Parties.

         Section 8.08 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

         Section 8.09 Incorporation of Recitals and Exhibits. The above Recitals and all Exhibits identified in or attached to this Agreement are deemed to be incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                       AVANTI OPTICS CORPORATION

                                                       By:______________________
                                                       Name:____________________
                                                       Title:___________________



                                                       CYBEROPTICS CORPORATION

                                                       By:______________________
                                                       Name:____________________
                                                       Title:___________________


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